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                                                                   Exhibit 21.01


SUBSIDIARY                                                      JURISDICTION
----------                                                      ------------

Action International Marketing Services Limited                 United Kingdom
AR-MED Limited                                                  United Kingdom
Benefit Canada Medico-Economic Studies, Inc.                    Canada
Benefit Holding, Inc.                                           North Carolina
Benefit Research Italia S.r.l.                                  Italy
Benefit Transnational Holding Corp.                             North Carolina
Biomedical Network                                              Spain
Biomedical Systems Group SA                                     Spain
Biomedical Systems SL                                           Spain
BRI International Holdings N.V.                                 Belgium
BRI International Limited                                       United Kingdom
BRI International SARL                                          France
CRO-Computer SL                                                 Spain
Department Immunology Oncology S.L.                             Spain
Early Development and Packaging Services USA, L.L.C.            Delaware
Euroclin SL                                                     Spain
G.D.R.U. Limited                                                United Kingdom
Health Research Solutions Pyt. Ltd                              Australia
Health Science Academy (Pty) Ltd                                South Africa
Histological Services Limited                                   United Kingdom
Innovex (Australia) Holdings Pty Ltd.                           Australia
Innovex (India) Private Limited                                 India
Innovex (UK) Limited                                            United Kingdom
Innovex Brasil Limitada                                         Brazil
Innovex GmbH                                                    Germany
Innovex Holdings Limited                                        United Kingdom
Innovex Inc.                                                    Delaware
Innovex Limited                                                 United Kingdom
Innovex Merger Corp.                                            North Carolina
Innovex Nevada Limited Partnership                              Nevada
Innovex NV                                                      Belgium
Innovex Overseas Holdings, Ltd./Limited                         United Kingdom
Innovex S.r.l.                                                  Italy
Innovex SA                                                      France
Innovex Services GmbH                                           Germany
Innovex Staff Services. S.r.l.                                  Italy
Innovex Support Services Limited Partnership                    North Carolina
Innovex Turkey S.A.                                             Turkey
Laboratorie Novex Pharma Sarl                                   France
McPharma (Pty) Limited                                          South Africa

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SUBSIDIARY                                                      JURISDICTION
----------                                                      ------------

Medical Action Communications Limited                           United Kingdom
Medical Informatics KK                                          Japan
Medical Technology Consultants Limited                          United Kingdom
Medicines Control Consultants                                   South Africa
Minerva Ireland Limited                                         Ireland
Minerva Medical Limited                                         United Kingdom
Novex Pharma GmbH                                               Germany
Novex Pharma Ltd.                                               United Kingdom
Penderwood Limited                                              United Kingdom
Pharma Informatics, Inc.                                        Delaware
PharmaBio Development, Inc.                                     North Carolina
Pharmaphlan (Pty.) Limited                                      South Africa
Phytotherapy Pty. Ltd.                                          South Africa
Professional Pharmaceutical Marketing Services (Pty.) Ltd.      South Africa
Q Pharma Shell Company                                          North Carolina
Q.E.D. Communications, Inc.                                     New York
QFinance, Inc.                                                  Delaware
Quintiles (UK) Limited                                          United Kingdom
Quintiles AB                                                    Sweden
Quintiles AG                                                    Switzerland
Quintiles Argentina S.A.                                        Argentina
Quintiles Asia, Inc.                                            North Carolina
Quintiles Austrian Holdings, LLC                                North Carolina
Quintiles Benefit France SNC                                    France
Quintiles Bermuda Ltd.                                          Bermuda
Quintiles Brasil Ltda.                                          Brazil
Quintiles BV                                                    Holland
Quintiles Canada, Inc.                                          Canada
Quintiles Cardiac Alert Limited                                 United Kingdom
Quintiles Clin Data (PTY) Limited                               South Africa
Quintiles Clindepharm (Pty.) Limited                            South Africa
Quintiles Clinical Supplies Americas, Inc.                      New Jersey
Quintiles Colombia Ltda.                                        Colombia
Quintiles Data Processing Centre (India) Private Limited        India
Quintiles East Asia Pte. Limited                                Singapore
Quintiles Estonia OU                                            Estonia
Quintiles European Holdings Limited                             United Kingdom
Quintiles Federated Services, Inc.                              North Carolina
Quintiles Finance Limited BV                                    The Netherlands
Quintiles Finance Uruguay SRL                                   Uruguay


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

SUBSIDIARY                                                      JURISDICTION
----------                                                      ------------

Quintiles GesmbH                                                Austria
Quintiles GmbH                                                  Germany
Quintiles Holdings Limited                                      United Kingdom
Quintiles Holdings SNC                                          France
Quintiles Hong Kong Limited                                     Hong Kong
Quintiles Hungary Kft.                                          Hungary
Quintiles Ireland (Finance) Limited                             Ireland
Quintiles Ireland Limited                                       Ireland
Quintiles Israel Ltd.                                           Israel
Quintiles Laboratories Ltd.                                     North Carolina
Quintiles Latin America, Inc.                                   North Carolina
Quintiles Limited                                               United Kingdom
Quintiles Malaysia Sdn. Bnd.                                    Malaysia
Quintiles Mauritius Holdings, Inc.                              Mauritius
Quintiles Medical Communications and Consulting, Inc.           New Jersey
Quintiles Medical Development (Shanghai) Company Limited        China
Quintiles Mexico, S. de R.L. de C.V.                            Mexico
Quintiles NV/SA                                                 Belgium
Quintiles Oy                                                    Finland
Quintiles Pacific, Inc.                                         North Carolina
Quintiles Peru S.r.l.                                           Peru
Quintiles Phase One Services, Inc.                              Kansas
Quintiles Philippines, Inc.                                     Philippines
Quintiles Poland Sp. Zoo                                        Poland
Quintiles Pty. Limited                                          Australia
Quintiles Research (India) Private Limited                      India
Quintiles s.l.                                                  Spain
Quintiles S.r.l.                                                Italy
Quintiles Services AB                                           Sweden
Quintiles South Africa (Pty.) Limited                           South Africa
Quintiles Spectral (India) Limited.                             India
Quintiles Taiwan Limited                                        Taiwan
Quintiles Technologies (India) Private Limited                  India
Quintiles Thailand Ltd.                                         Thailand
Quintiles Transfer, L.L.C.                                      North Carolina
Quintiles Transnational Corp.                                   North Carolina
Quintiles Transnational Japan KK                                Japan
Quintiles Transnational Korea Co. Ltd.                          Korea
Quintiles Trustees Ltd.                                         United Kingdom
Quintiles Ukraine                                               Ukraine
Quintiles Uruguay S.A.                                          Uruguay
Quintiles Zagreb d.o.o.                                         Croatia


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

SUBSIDIARY                                                      JURISDICTION
----------                                                      ------------

Quintiles, Inc.                                                 North Carolina
Quintiles-Hermelinen                                            Sweden
Rowfarma de Mexico s. de R.L. de C.V.                           Mexico
Servicios Clinicos, S.A. de C.V.                                Mexico
Soniq, Inc.                                                     North Carolina
Spectral Laboratories Limited                                   India
Strategic Medical Communications Limited                        United Kingdom
The Clinical Research Foundation (UK) Ltd.                      United Kingdom
The Lewin Group, Inc.                                           North Carolina
The Royce Consultancy Limited                                   United Kingdom
Transforce, S.A. de C.V.                                        Mexico
Verispan, LLC                                                   Delaware



















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